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                                                                     EXHIBIT 5.1

                        Opinion of Davis Polk & Wardwell

                                                                    May 10, 2005

Delta Air Lines, Inc.
Hartsfield-Jackson Atlanta International Airport
Atlanta, Georgia  30320-6001

Re: Delta Air Lines, Inc.
    Registration Statement on Form S-3 (No. 333-123629)

Ladies and Gentlemen:

      Delta Air Lines, Inc., a Delaware corporation (the "COMPANY"), is filing with the Securities and Exchange Commission a registration statement on Form S-3, No. 333-123629 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to $500,000,000 aggregate initial offering price of the following securities: (1) shares of common stock, par value $1.50 per share, of the Company (the "COMMON STOCK"); (2) shares of preferred stock, par value $1.00 per share, of the Company (the "PREFERRED STOCK"); (3) senior debt securities (the "SENIOR DEBT SECURITIES") and subordinated debt securities (the "SUBORDINATED DEBT SECURITIES"), (collectively, the "DEBT SECURITIES"); (4) rights to subscribe for and to purchase Common Stock (the "RIGHTS"); (5) warrants to purchase Senior and/or Subordinated Debt Securities (the "WARRANTS"); and (6) stock purchase contracts (the "STOCK PURCHASE CONTRACTS") to purchase Common Stock (it being understood that any of the foregoing securities may be issued in units with any one or more of the other securities or with debt obligations or other securities of third parties, including U.S. Treasury Securities (the "UNITS"), and together with the Common Stock, the Preferred Stock, the Debt Securities, the Rights, the Warrants and the Stock Purchase Contracts, the "SECURITIES").

      The Debt Securities, if any, are to be issued from time to time as either
(a) senior indebtedness of the Company under a senior indenture to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "SENIOR INDENTURE") or (b) subordinated indebtedness of the Company under a subordinated indenture to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "SUBORDINATED INDENTURE," together with the Senior Indenture, the "INDENTURES"). The Rights, if any, will be issued under one or more rights agreement to be entered into between the Company and Wells Fargo Minnesota Bank, N.A., as rights agent (the "RIGHTS AGENT" and each such rights agreement, a "RIGHTS AGREEMENT"). The Warrants, if any, will be issued under one or more warrant agreements to be entered into

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between the Company and a bank or trust company as warrant agent (the "WARRANT
AGENT" and each such warrant agreement, a "WARRANT AGREEMENT"). The Stock Purchase Contracts, if any, will be issued under one or more purchase contracts to be entered into between the Company and a bank or trust company as purchase contract agent (the "PURCHASE CONTRACT AGENT" and each such purchase contract, a "PURCHASE CONTRACT"). The Units, if any, may be issued under one or more unit agreements to be entered into between the Company and a bank or trust company as unit agent (the "UNIT AGENT" and each such unit agreement, a "UNIT AGREEMENT").

      The forms of Indentures, Rights Agreement, Warrant Agreement, Purchase Contract and Unit Agreement are filed or will be incorporated by reference as exhibits to the Registration Statement.

      We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein.

      Based on the foregoing and subject to the assumptions, limitations and qualifications set forth below, we are of the opinion that:

      1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

      2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

      3. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with

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the Indenture and the applicable underwriting or other agreement, such Debt
Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      4. When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company; the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      5. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      6. When the Purchase Contract to be entered into in connection with the issuance of any Stock Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Stock Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract; and such Stock Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract and the applicable underwriting or other agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      7. When any Unit Agreement to be entered into in connection with the issuance of any Unit has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such

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Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Validity of Securities" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                            Very truly yours,

                                            /s/ Davis Polk & Wardwell

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